UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2010

BENEFICIAL MUTUAL BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	56-2480744
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania 19106
(Address of principal executive offices) (Zip Code)

(215) 864-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 2, 2010, Joseph F. Conners, Executive Vice President and Chief Financial Officer of Beneficial Mutual Bancorp, Inc. (the “Company”) and Beneficial Bank (the “Bank”) announced that he was leaving the employ of the Company and the Bank to pursue other opportunities effective as of March 31, 2010 (“Separation Date”).  The press release announcing Mr. Conners’ departure is filed as Exhibit 99.1 and is incorporated herein by reference.

(c)           In connection with Mr. Conners’ departure, the Company and Mr. Conners entered into a Separation Agreement and General Release, pursuant to which Mr. Conners’ employment agreements with the Company and the Bank were each terminated.  Under the Separation Agreement and General Release, Mr. Conners will receive payments, ratably over a two year period in accordance with Mr. Conners’ regular payroll schedule, in the total gross amount of $723,060, less normal withholdings, and the continuation of health, life and dental insurance for a period of twenty-four months.

A copy of the Agreement is filed as Exhibit 10.1 to this Report and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	10.1	Separation Agreement and General Release Between Beneficial Mutual Bancorp, Inc., Beneficial Mutual Savings Bank and Joseph F. Conners

	99.1	Press Release Dated April 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: April 5, 2010	By:	/s/ Gerard P. Cuddy
Gerard P. Cuddy
President and Chief Executive Officer